UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 7, 2005

NCI BUILDING SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-14315	76-0127701
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

10943 North Sam Houston Parkway West Houston, Texas	77064
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 897-7788

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

On December 8, 2005, NCI Building Systems, Inc. (“NCI”) issued a revised press release to correct its December 7, 2005 press release announcing financial results for the fourth quarter and fiscal year ended October 29, 2005. The revised press release reports earnings guidance for the first quarter of fiscal 2006 after accounting for the fair value of stock options as an expense as required under FAS 123(R). The purpose of this amendment to NCI’s 8-K dated December 7, 2005 is to furnish a copy of the revised press release, which is attached hereto as Exhibit 99.1.

NCI’s press release included adjusted EBITDA and Net Debt, which are non-GAAP financial measures. NCI reports these measures because they are widely accepted financial indicators in the metal construction industry of a company’s profitability, ability to finance its operations, and meet its growth plans. Adjusted EBITDA is also used by NCI internally to make acquisition and investment decisions. Adjusted EBITDA is calculated based on the terms contained in NCI’s senior credit agreement. Adjusted EBITDA and Net Debt should not be considered in isolation or as substitutes for net income or debt determined in accordance with generally accepted accounting principles in the United States.

The information in this Form 8-K/A and the Exhibit attached to this Form 8-K/A shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any registration statement or other filing under the Securities Act of 1933, as amended or the Exchange Act, except if NCI expressly states that such information is to be considered “filed” under the Exchange Act or incorporates it by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number	Description

99.1	Press Release dated December 8, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NCI BUILDING SYSTEMS, INC.

By:	/s/ Frances R. Powell
Name:	Frances R. Powell
Title:	Executive Vice President, Chief Financial Officer and Treasurer

Dated: December 8, 2005

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